Exhibit 99.5

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 19, 2017,  Eloxx Pharmaceuticals Ltd., an Israeli company (“Eloxx”) and Sevion Sub Ltd., an Israeli company (“Acquisition Sub”) a wholly-owned subsidiary of Sevion Therapeutics, Inc., a Delaware corporation ("Sevion"), completed the previously announced merger of Acquisition Sub with and into Eloxx, with Eloxx surviving the merger as a wholly-owned subsidiary of Sevion (the “Transaction”). The Transaction was effected pursuant to an Agreement, dated May 31, 2017, by and among Sevion, Acquisition Sub and Eloxx as amended on August 1, 2017 and on November 23, 2017 (the “Agreement”).

Pursuant to the terms and conditions of the Agreement, at the effective time of the Transaction (the “Effective Time”), each of the holders of the issued and outstanding ordinary and preferred shares of Eloxx (collectively referred to herein as the Eloxx shareholders) received 4.99 shares of the common stock of Sevion for each ordinary and preferred share of Eloxx they held prior to the Effective Time, or an aggregate of 18,983,585 shares of Sevion's common stock at closing (after giving effect to the reverse stock split in a ratio of 1-for-20) (the “Exchange Ratio”). The foregoing Exchange Ratio assumes that, (i) as part of a private placement that Eloxx conducted for an aggregate gross amount of $38,000,000, of which $19,000,000 has closed, Eloxx will close the remaining $19,000,000 simultaneous to the Transaction and (ii) Sevion's liabilities together with the transaction expenses upon the Transaction Effective Time are not exceeding $1,500,000 Immediately following the Effective Time, pre-merger Eloxx shareholders are expected to own approximately 68.74% of the outstanding common stock of Sevion on a fully diluted basis while pre-merger Sevion stockholders are expected to own the remaining approximate 31.26%. At the Effective Time, pre-merger Sevion stockholders will continue to own and hold their existing shares of Sevion common stock.

The following unaudited pro forma consolidated financial statements give effect to the Transaction. The Transaction is structured as a reverse merger and Eloxx was determined to be the accounting acquirer based upon the terms of the Transaction and other factors including: (i) Eloxx security holders will own approximately 68.74% of Sevion immediately following the Effective Time, (ii) the entire board of directors of post-Transaction Sevion is expected to be filled by Sevion appointed directors and (iii) Eloxx’s management will hold all key positions in the management of post-Transaction Sevion. The transaction will be accounted for as an assets acquisition under U.S. GAAP whereby Sevion’s identified assets (tangible and intangible) acquired and liabilities assumed are recorded at their carrying amount at the closing of the Transaction. Any excess of purchase price (allocated shares of common stock that were issued to former stockholders of Sevion) over carrying amount of identified assets acquired and liabilities assumed will be recognized as reduction of equity. A final determination of these estimated fair values will be based on the actual net assets acquired of Sevion that exist as of the date of completion of the transaction.

Pro Forma Information

The unaudited pro forma consolidated balance sheet as of September 30, 2017 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 and the nine months period ended September 30, 2017 are based on (i) the historical consolidated results of operations of Eloxx and Eloxx Pharmaceutical Inc., Eloxx’s wholly owned U.S. subsidiary; (ii) and the historical consolidated results of operations of Sevion and Senesco Inc. and Fabrus, Inc., Sevion’s wholly owned Inc. subsidiaries for the same periods.

The unaudited pro forma consolidated balance sheet as of September 30, 2017 assumes that the Transaction took place on September 30, 2017 and combines the historical balance sheets of Sevion and Eloxx as of September 30, 2017. The unaudited pro forma consolidated statements of operations for for the year ended December 31, 2016 and the nine months period ended September 30, 2017 assumes that the Transaction occurred on the first day of each of the periods presented, and combines the historical results of Sevion and Eloxx for the same periods.

The unaudited pro forma consolidated financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma consolidated financial statements and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final Transaction may occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated Eloxx’s future results of operations and financial position. The actual amounts recorded as of the completion of the Transaction may differ materially from the information presented in these unaudited pro forma consolidated financial statements as a result of the timing of the closing of the Transaction; and other changes in the Eloxx or Sevion assets and liabilities that occur prior to the completion of the Transaction.

The unaudited pro forma consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Transaction. The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Sevion and Eloxx been a consolidated company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of Sevion and Eloxx for the year ended December 31, 2016 and the unaudited interim consolidated financial statements of Sevion and Eloxx for the nine months period ended September 30, 2017. All ordinary shares and per share data included in these pro forma consolidated financial statements for all periods presented have been retroactively adjusted to reflect the Exchange Ratio.

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

As of September 30, 2017

	Historical Eloxx Pharmaceutical Ltd.	Historical Sevion Therapeutics Inc.	Pro forma Transaction Adjustments	Note	Pro forma Consolidated

ASSETS

Current Assets:
Cash and cash equivalents	$13,538	$958	$18,514	G	$33,010
Restricted bank deposit	61	-	-		61
Other accounts receivable	179	80	-		259

Total current assets	13,778	1,038	18,514		33,330

Non-current Assets:
Property and equipment, net	172	43	-		215
Acquired research and development	-	5,500	(2,512)	E	2,988
Security deposits	-	10	-		10

Total non-current assets	172	5,553	(2,512)		3,213

Total assets	$13,950	$6,591	$16,002		$36,543

LIABILITIES AND STOCKOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Trade payables	$1,159	$109	$-		$1,268
Other accounts payable	1,142	255	773	D	2,170
Convertible promissory notes	-	712	(712)	H	-

Total current liabilities	2,301	1,076	61		3,438

Non-current liabilities:
Deferred tax liability	-	2,200	(1,005)	F	1,195

Total non-current liabilities	-	2,200	(1,005)		1,195

Stockholders’ equity:
Common stock	2	514	(240)	A, B, C, G, H	276
Preferred stock	7	-	(7)	B	-
Additional paid- in capital	39,982	126,007	(105,240)	A, B, C, G, H	60,749
Accumulated deficit	(28,342)	(123,206)	122,433	A, D	(29,115)

Total stockholders' equity	11,649	3,315	16,946		31,910

Total liabilities and stockholders’ equity	$13,950	$6,591	$16,002		$36,543

Unaudited Pro Forma Consolidated Statements of Comprehensive Loss

For the Year Ended December 31, 2016

(In thousands, except share and per share data)

	Historical Eloxx Pharmaceutical Ltd.	Historical Sevion Therapeutics Inc.	Pro forma Transaction Adjustments	Note	Pro forma Consolidated

Operating expenses:
Research and development expenses, net	$8,986	$1,398	$-		$10,384
General and administrative expenses	824	1,475	-		2,299
Impairment of goodwill	-	2,981	-		2,981
Impairment of acquired R&D	-	4,300	-		4,300
Gain on sale of patents	-	(150)	-		(150)

Operating loss	9,810	10,004	-		19,814

Other non-operating income (expense):
Change in fair value of stock right	-	(1,332)	-		(1,332)
Change in fair value of warrant liability	-	(999)	-		(999)
Financial expense, net	29	3	-		32

Total other non-operating income (expense)	29	(2,328)	-		(2,299)

Net loss before income tax benefit	9,839	7,676	-		17,515

Income tax benefit	8	(1,720)	-		(1,712)

Net comprehensive loss	$9,847	$5,956	$0		$15,803

Preferred dividends	-	42	(42)	J	-

Comprehensive loss	$9,847	$5,998	$(42)		$15,803

Net basic and diluted loss per share	$2.34				$0.62

Weighted average number of common stock used in computing basic and diluted net loss per share	4,205,277				25,631,053

Unaudited Pro Forma Consolidated Statements of Comprehensive Loss

For the Nine Months Period Ended September 30, 2017

(In thousands, except share and per share data)

	Historical Eloxx Pharmaceutical Ltd.	Historical Sevion Therapeutics Inc.	Pro forma Transaction Adjustments	Note	Pro forma Consolidated

Operating expenses:
Research and development expenses, net	$8,230	$382	$-		$8,612
General and administrative expenses	1,049	670	-		1,719
Impairment of acquired R&D			2,512	E	2,512
Transaction related costs	530	451	(981)	I	-

Operating loss	9,809	1,503	1,531		12,843

Other non-operating expense:
Change in fair value of warrants liability	-	56	-		56
Change in fair value of note derivitive	-	1,688	(1,688)	H	-
Stock Issuance for anti dilution right	-	1,418	-		1,418
Modification of warrant exercise price	-	285	-		285
Financial expense, net	785	391	(28)	H	1,148

Total other non-operating expense	785	3,838	(1,716)		2,907

Net loss before income tax benefit	10,594	5,341	(185)		15,750

Income tax benefit	2	-	(1,005)	E	(1,003)

Net comprehensive loss	$10,596	$5,341	$(1,190)		$14,747

Preferred dividends	-	487	(487)	J	-

Comprehensive loss	$10,596	$5,828	$(1,677)		$14,747

Net basic and diluted loss per share	$2.52				$0.53

Weighted average number of common stock used in computing basic and diluted net loss per share	4,206,224				27,614,532

Notes to the Unaudited Pro Forma Interim Consolidated Financial Information

1.	Description of the Acquisition and Basis of Presentation

On May 31, 2017, Eloxx entered into the Agreement with Acquisition Sub, which is also wholly owned Israeli subsidiary of Sevion, a company whose common stock is quoted on the OTCQB Market. At the Transaction Effective Time, Acquisition Sub will merge with and into Eloxx. Upon completion of the Transaction, the separate corporate existence of Acquisition Sub will cease, and Eloxx will continue as the surviving entity and as a wholly owned subsidiary of Sevion. Immediately prior to the Transaction, Sevion will change its name to “Eloxx Pharmaceuticals, Inc.” Sevion is a development-stage biotech company developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases.

Subject to the terms and conditions of the Agreement, at the Effective Time of the Transaction, each share of Eloxx common stock and preferred stock that is issued and outstanding will be automatically cancelled and converted into fully paid and non-assessable shares of Sevion's common stock equal to an initial exchange ratio of 4.99 shares of Sevion’s common stock for each one Eloxx's ordinary share (after giving effect to the Reverse Stock Split). For each one Eloxx's ordinary share. Each warrant to purchase preferred shares of Eloxx’s (the “Warrants”) existing at the time of the Effective Time will be cancelled, except 69,381 warrants issued to certain service providers which will be converted into warrants to purchase the number of shares of Sevion common stock equal to the number of Eloxx shares that were subject to the Warrants immediately prior to the Effective Time, multiplied by the Exchange Ratio. Each option to purchase Eloxx’s ordinary shares existing at the Effective Time (the “Options”) will be converted into options to purchase the number of shares of Sevion common stock equal to the number of Eloxx ordinary shares that were subject to the Options immediately prior to the Effective Time, multiplied by the Exchange Ratio. In this respect, it was further agreed that the conversion of all or part of such Warrants and/or Options, whether before or after the Effective Time, shall not modify the Exchange Ratio.

Pursuant to the terms of the Agreement, immediately prior to the Effective Time, Sevion’s Certificate of Incorporation will be amended to effect the Reverse Stock Split of its common stock and to change Sevion’s name to “Eloxx Pharmaceuticals, Inc.”

Consummation of the Transaction was subject to certain closing conditions, including, among other things: (i) approval of the Transaction by the stockholders of Eloxx (simultaneously with the execution of the Agreement, Sevion received a voting Agreement executed by the holders of at least 60% of Eloxx’s capital stock agreeing to vote in favor of the Transaction); (ii) the successful consummation of equity financings resulting in cash investments in each of Sevion and Eloxx of no less than $19,000,000, each pursuant to the terms of subscription agreements entered into in connection with the Agreement; (iii) the entering into of a lockup agreement and registration rights agreement by and among Sevion, certain shareholders of Sevion and certain holders of Registrable Securities (as defined in the Agreement); (iv) the compliance of Sevion with its obligations to prepare, file, neogotiate and perform all acts with respect to the uplisting of Sevion’s common stock to the Nasdaq Capital Market; (v) termination and/or cancellation of various Sevion agreements; (vi) delivery to Eloxx of executed resignation letters by each of the directors and officers of Sevion, with an effective date to be as agreed upon by Sevion and Eloxx; (vii) the adoption by Sevion of an amendment to its certificate of incorporation to affect a change in the name of Sevion to Eloxx Pharmaceuticals, Inc.; and (viii) conversion of all shares of Preferred Stock of Sevion into shares of common stock of Sevion. Additionally, at the Effective Time, Sevion will have an amount of available cash of no less than $10,500,000.

The organizational history of Eloxx is described in Eloxx’s interim consolidated financial statements as of September 30, 2017.

2.	Basis of Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission Regulation S-X. The unaudited pro forma consolidated balance sheet as of September 30, 2017 is presented as if the Transaction had been completed on September 30, 2017. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 and the nine months period ended September 30, 2017 assume that the merger occured on the first day of the period presented, and combines the historical results of Sevion and Eloxx.

Based on the terms of the Transaction, Eloxx is deemed to be the acquiring company for accounting purposes and the Transaction will be accounted for under an assets acquisition whereby the net acquired assets of Sevion will be recorded at their carrying amounts as of the completion of the Transaction. Consequently, the interim consolidated financial statements of Eloxx as of September 30, 2017 reflect the operations of Eloxx as the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of Sevion, the legal acquirer, and a recapitalization of the equity of the accounting acquirer. These interim consolidated financial statements include the accounts of Sevion since the effective date of the reverse recapitalization and the accounts of Eloxx since inception.

To the extent there are significant changes to the business following completion of the Transaction, the assumptions and estimates set forth in the unaudited pro forma consolidated financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustment as additional information becomes available and as additional analyses are conducted following the completion of the Transaction. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

3.	Pro Forma Adjustments and Assumptions

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma interim consolidated financial information. The unaudited pro forma interim consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical interim consolidated financial information of Eloxx and Sevion as of September 30, 2017.

A.	To reflect the elimination of Sevion’s historical stockholders’ equity balances, including accumulated deficit, and to reflect the adjustments to the fair value to Sevion’s net assets recorded in the preliminary allocation of the estimated total purchase price, at the close of the merger referred to in Note 2 above.

Elimination of Sevion’s accumulated deficit	$(123,206)
Elimination of Sevion’s common stock	514
Fair value adjustment to intangible asset (acquired research and development) (see E below)	(2,512)
Adjustment to deferred tax liability (see F below)	1,005
Total	$(124,199)

B.	To reflect the reclassification Eloxx’s ordinary shares and preferred shares with NIS 0.01 par value to Sevion’s common stock with $0.01 par value, pursuant to the Exchange Ratio.

C.	To reflect issuance of 2,297,876 shares of Sevion's common stock to former stockholders of Sevion upon the closing of the Transaction, pursuant to the Exchange Ratio.

D.	To record $773,000 of estimated transaction costs that were not incurred as of September 30, 2017.

E.	To record intangible assets (IPR&D) acquired in the Transaction and eliminate Sevion’s historical intangible asset (IPR&D).

To record intaigible assets acquired in the Transaction	$2,988
To eliminate historical Sevion's intangible assets	(5,500)
Total	$(2,512)

F.	To eliminate Sevion’s deferred tax liability related to prior acquisitions that arose from amortizing, for tax purposes, intangible asset (IPR&D) (see E above) from business combination transactions prior to this Transaction (assumes a 40% tax rate applied to intangible asset acquired) and record deferred tax liability related to the Transaction (assumes a 40% tax rates applied to intangible assets acquired (IPR&D)).

To record deferred tax liability related to the Transaction	$1,195
To eliminate deferred tax liability related to Sevion's intangible assets from prior acquisitions	(2,200)
Total	$(1,005)

G.	To reflect the deferred closing amounted to gross proceeds of $19,000,000 for issuance of 6,333,333 shares of common stock, as part of the 2017 SPA, as described in Note 12e to the consolidated financial statements of Eloxx Pharmaceuticals Ltd. as of December 31, 2016. Incremental and direct costs amounted to $486 thousand.

H.	To reflect (i) conversion of $712,000 in aggregate principal of, and accrued interest on, Sevion’s convertible promisorry notes into shares of Sevion's common stock and (ii) elimination of expenses in respect to revaluation of derivative of conversion feature on Sevion’s convertible promissory notes and related interest expenses that were incurred during the nine months period ended September 30, 2017 amounted to $1,688,000 and $28,000, respectively.

I.	To eliminate nonrecurring directly related Transaction costs of $981,000 that were incurred during the nine-month period ended September 30, 2017.

J.	To reflect elimination of preferred stock dividends recognized by Sevion on its outstanding preferred stock since all preferred stock were exchanged for Sevion’s common stock at the Exchange Ratio.